Exhibit 10.8.3
Execution Copy
Dated 5th day of April 2006
(1) REDGATE MEDIA (HK) LIMITED
and
(2) JIN YUE
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EQUITY INTEREST PLEDGE CONTRACT
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THIS EQUITY INTEREST PLEDGE CONTRACT (this “Contract”) is made on this 5th day of April 2006
BETWEEN:
(1)	REDGATE MEDIA (HK) LIMITED, a limited liability company organized and existing under the laws of Hong Kong, the registered office of which is Room 2703, 27/F., the Centrium, 60 Wyndham Street, Central, Hong Kong (“Party A”);

(2)	Jin Yue, a citizen of the PRC whose PRC identity card number is 110102196705030412, and whose residential address is 3-1-1104, 15A Wanshou Road, Haidian District, 100036, Beijing, PRC (“Party B”); and
Each of Party A and Party B is referred to hereinafter as a “Party” and collectively the “Parties.” Party B is also referred to hereinafter as a “Pledgor”.
WHEREAS:
(A)	The parent company of Party A (“ParentCo”) and Party B entered into a loan contract dated as of the date hereof (the “Loan Contract”), pursuant to which ParentCo has agreed to lend to Party B an interest free loan in an aggregate principal amount of RMB1,000,000 (“Party B Loan”, or the “Loan”) to facilitate the acquisition of the entire equity interest in (the “Company”) by Party B.

(B)	Upon the acquisition of the entire equity interest in the Company, Party B will own 100% of the total equity interest in the Company (“Party B’s Interest”, or the “Pledged Equity Interests”).

(C)	Simultaneously with the execution of this Contract, ParentCo, Party B, and the Company will execute an option deed with regard to the grant to ParentCo of various options by Party B, and the Company to purchase, inter alia, the Pledged Equity Interests (the “Option Deed”).

(D)	In order to secure the performance by the Pledgor of obligations under the Loan Contract and the Option Deed (the “Primary Obligations”), the Pledgor wishes to pledge all the Pledged Equity Interest owned by him to Party A and Party A wishes to accept the pledge of the Pledged Equity Interest by the Pledgor.
AGREEMENT:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	In this Contract, unless the context otherwise requires, the following words and expressions shall have the following meanings :-

“Encumbrance”	means (i) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any person, including without limitation any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable law, (ii) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any person, (iii) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any person and (iv) any adverse claim as to title, possession or use;

“Person”	An individual, corporation, joint venture, partnership, enterprise, trust or unincorporated association; and

“RMB”	Renminbi, the lawful currency of the PRC from time to time.
1.2	For the purposes of interpretation of the provisions herein:-
1.2.1	Words importing the singular shall include the plural and vice versa.

1.2.2	Where any provision contains the expression “and/or” then this shall mean that the relevant provision may apply to either or both of the parties or matters that such expression shall connect.

1.2.3	The headings used herein are inserted for convenience only and shall not be used to interpret, construe or otherwise affect the meaning of the provisions of this Contract.

1.2.4	The Appendices attached hereto shall constitute an integral part of this Contract and shall have the same legal effect as this Contract.

1.2.5	A reference to a day herein means a calendar day.
2.	SECURITY INTERESTS

2.1	As collateral security for the prompt and full performance of the Primary Obligations, the Pledgor hereby grants to Party A a continuing security interest of first priority and subject to no other Encumbrance in the Pledged Equity Interests.

2.2	The Pledgor shall, and shall procure that the Company shall, record the grant of the security interest in the Pledged Equity Interests under this Contract in the register of members of the Company.

2.3	Prior to the occurrence of any of the events referred to in Clause 5, the Pledgor shall have the right to exercise the voting rights and rights to dividend distribution attaching to the Pledged Equity Interests.
3.	REPRESENTATIONS AND WARRANTIES

3.1	The Pledgor hereby represents and warrants to Party A on the date hereof that:-
3.1.1	he has the power to execute and deliver this Contract and to perform his obligations hereunder. Once executed, this Contract shall constitute his legal, valid and binding obligations enforceable against him in accordance with its terms;

3.1.2	to its/his best knowledge, neither the execution and delivery of this Contract nor the performance of hisobligations under this Contract will: (i) result in a violation of any applicable laws of the PRC; (ii) result in the breach of, or constitute a default under, any contract or instrument to which he is a party or by which he may be bound; (iii) result in any violation of any conditions imposed with respect to the grant and/or continued validity of any license or approval issued to him; or (iv) result in suspension or withdrawal of, or imposition of conditions with respect to, any license or approval issued to him;

3.1.3	upon his acquisition of the Company, he shall be the sole legal and beneficial owner of and have good and marketable title to the Pledged Equity Interest owned by him, free and clear of any Encumbrance; and

3.1.4	no civil or criminal claims, actions, suits, investigation, litigation, arbitration or administrative proceeding is currently taking place or pending or may take place with respect to his Pledged Equity Interest.
3.2	The Pledgor hereby further represents and warrants to Party A on the date hereof that:
3.2.1	the registered capital of the Company is RMB1,000,000 and has been fully paid in and not repaid in any form;

3.2.2	the Pledgor are the lawful record and beneficial owners of their respective Pledged Equity Interests;

3.2.3	no order has been made and no resolution has been passed for the winding up of the Company or for a provisional liquidator to be appointed in respect of the Company and no petition has been presented and no meeting has been convened for the purpose of winding up the Company. No receiver has been appointed in respect of the Company or all or any of its assets. No distress, execution or other process has been levied on any of the assets of the Company, and the Company is neither insolvent nor unable to pay its debts as they fall due; and

3.2.4	the Company has not established, and does not own any equity interest in, any Person.
3.3	The representations and warranties set out in this Clause 3 shall be deemed to be repeated until the date of termination of this Contract.

4.	COVENANTS AND OBLIGATIONS

4.1	The Pledgor covenants to Party A that he shall:
4.1.1	not sell, assign, mortgage, or otherwise dispose of, or create or permit to be created any other Encumbrance over, the legal or beneficial interest in any part of his Pledged Equity Interest without the prior written consent of Party A, except for the pledge of his Pledged Equity Interest pursuant to the terms hereof;

4.1.2	execute all documents, perform all acts and prosecute or defend all claims as may be necessary or advisable to maintain his title to his Pledged Equity Interest; and

4.1.3	comply strictly with the provisions of this Contract, the Loan Contract and the Option Deed and perform the obligations hereunder and thereunder and not do or omit to do any acts to affect the validity and enforceability hereof and thereof.
5.	EXECUTION OF THE POWER OF ATTORNEY FOR TRANSFER
At the time of the execution of this Contract, the Pledgor shall provide to Party A a signed undated irrevocable power of attorney for transfer with respect to equity interest in the form attached as Appendix 1.

6.	DISPOSAL OF THE PLEDGED EQUITY INTEREST

6.1	Upon the occurrence of any one or more of the following events, Party A is entitled to exercise its right to the Pledged Equity Interests in accordance with the provisions of the law and this Contract:
6.1.1	The Pledgor violates any provisions of the Loan Contract or the Option Deed;

6.1.2	The Pledgor violates any provision of this Contract, including, without limitation, the representations and warranties made under Clause 3 and the covenants made under Clause 4 hereof;

6.1.3	the Company ceases its operation or is dissolved or is ordered to cease its operation or to be dissolved or goes into bankruptcy;

6.1.4	The Pledgor and the Company is involved in any disputes, litigation, arbitration, administrative proceedings or any other legal proceedings which, in the opinion of Party A, adversely affect the ability of the Pledgor and the Company to perform its/his obligations under the Loan Contract, the Option Deed or this Contract; or

6.1.5	any other circumstances under which the rights granted hereunder may be exercised pursuant to applicable laws and regulations.
6.2	Upon the occurrence of any one or more of the events set out in Clause 6.1, Party A, subject to the compliance of the relevant laws and regulations, shall have the option to exercise its right to the Pledged Equity Interests in any one or more of the manners below:
6.2.1	to purchase any of the Pledged Equity Interests;

6.2.2	to sell any of the Pledged Equity Interests by an auction or a private sale; or

6.2.3	to dispose of any of the Pledged Equity Interests in any other manner as permitted under the applicable laws and regulations.
6.3	Party A shall use the proceeds obtained from the disposal of the Pledged Equity Interests under this Contract in accordance with Clause 6.2 in the following order:
6.3.1	to pay all taxes necessary for the disposal of such Pledged Equity Interests;

6.3.2	to repay the Loan and any interest thereon and any other amount payable to Party A under the Loan Contract and/or the Option Deed; and

6.3.3	to refund the balance to the Pledgor after payment of the amounts set forth in Clauses 6.3.1 and 6.3.2 above.
6.4	If anyone or more of the events set out in Clause 6.1 should occur, Party A’s recourse shall be limited to taking the actions set forth in this Clause 6. If the amount of the proceeds obtained pursuant to Clause 6.2 is lower than the amounts referred to in Clauses 6.3.1 and 6.3.2, the difference shall not be made up by the Pledgor.
6.5	Upon the disposal of the Pledged Equity Interests by Party A, the Pledgor, as Party A may request, shall provide Party A or its agent with the relevant documents, attend to and assist Party A to attend to all examination and approval and/or registration procedures with the competent government authorities in respect of the disposal of the Pledged Equity Interests.
7.	TERMINATION
7.1	This Contract shall become effective on the date of recording the grant of the security interest in the Pledged Equity Interests under this Contract in the register of members of the Company and remain effective until the earlier of the discharge in full of (i) the Primary Obligations, or (ii) the obligations of the Parties under this Contract.
7.2	Upon the discharge in full of the Primary Obligations, the pledges created hereunder shall be terminated and the Pledgor shall revise the register of members of the Company accordingly and carry out all other procedures for the release of the security interest over the Pledged Equity Interests.
8.	GOVERNING LAW AND DISPUTE RESOLUTION
8.1	Governing Law
The execution, validity, interpretation and performance of and resolution of disputes under this Contract shall be governed by the officially published and publicly available laws of the PRC. When the officially published and publicly available laws of the PRC do not cover a certain matter, international legal principles and practices shall apply.
8.2	Dispute Resolution
8.2.1	Any dispute, controversy or claim arising out of or relating to this Contract, or the performance, interpretation, breach, termination or validity hereof, shall be resolved first through friendly consultation. Such consultation shall begin immediately after one Party has delivered to the other Party a written request for such consultation stating specifically the nature of the dispute, controversy or claim. If within 30 days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Party.
8.2.2	The arbitration shall be conducted in Singapore under the auspices of Singapore International Arbitration Centre (the “Centre”). There shall be three arbitrators. The claimant(s) (jointly, if there is more than one claimant) and the respondent(s) (jointly, if there is more than one respondent) in the dispute shall each select one arbitrator within 30 days after giving or receiving the demand for arbitration, provided, that, if Party A is a party to the dispute, Party A shall appoint one arbitrator, and the Pledgor shall appoint the other arbitrator. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. If the claimant(s) or the respondent(s) do appoint an arbitrator within 30 days after giving or receiving the demand for arbitration, the relevant appointment shall be made by the Chairman of the Centre. The third arbitrator shall be selected by the Chairman of the Centre.

8.2.3	The arbitration proceedings shall be conducted in Chinese and English. The arbitration tribunal shall apply the Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Clause, the provisions of this Clause shall prevail. Each Party shall cooperate with the other Party in making full disclosure of and providing all information and documents requested by the other Party in connection with such proceedings, subject only to any confidentiality obligations binding on such Party. The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and the winning Party may, at the cost and expense of the losing Party, apply to any court of competent jurisdiction for enforcement of such award.

8.2.4	In order to preserve its/his rights and remedies, any Party shall be entitled to seek preservation of property in accordance with law from any court of competent jurisdiction or from the arbitration tribunal pending the final decision or award of the arbitration tribunal. During the period when a dispute is being resolved, except for the matter being disputed, the Parties shall in all other respects continue their implementation of this Contract.

8.2.5	Each Party irrevocably consents to the service of process, notices or other papers in connection with or in any way arising from the arbitration or the enforcement of any judgment or arbitral award, by use of any of the methods and to the addresses set forth in Clause 9 hereof for the giving of notices.

Nothing contained herein shall affect the right of any Party to serve such processes, notices or other papers in any other manner permitted by applicable law.
9.	NOTICES
Notices or other communications required to be given by any Party pursuant to this Contract shall be written in Chinese or English and delivered in person or sent in letter form or by facsimile to the address of the other Party set forth below or to such other address as may from time to time be designated by the other Party through notification to such Party. The dates on which notices shall be deemed to have been effectively given shall be determined as follows: (a) notices given by personal delivery shall be deemed effectively given on the date of delivery; (b) notices given in letter form shall be deemed effectively given on the tenth day after the date mailed (as indicated by the postmark) by registered airmail, postage prepaid, or the fourth day after delivery to an internationally recognized courier service; and (c) notices given by facsimile shall be deemed effectively given at the time of receipt as indicated on the transmission confirmation slip of the document in question.

Party A	: REDGATE MEDIA (HK) LIMITED
Address	: Room 2703, 27/F., The Centrium, 60 Wyndham Street, Central, Hong Kong
Telephone	: (852) 8106-8625
Facsimile	: (852) 8106-8655
Attention	: Julia Zhu

Party B	: Jin Yue
Address	: 3-1-1104, 15A Wanshou Road, Haidian District, Beijing, China
Zip Code	: 100036
Telephone	: (8610) 6823-8712
Facsimile	: (8610) 6823-2772
10.	MISCELLANEOUS

10.1	Change of Law
If, after the date this Contract is signed, any central or local government organ of the PRC makes any change in any provision of any PRC national or local law, regulation, decree or provision, including amendment, supplement or repeal of an existing law, regulation, decree or provision, or introduces a different interpretation or method of implementation of an existing law, regulation, decree or provision (each, a “Change”), or promulgates a new law, regulation, decree or provision (each, a “New Provision”), the following shall apply:
10.1.1	If a Change or a New Provision is more favorable to either of the Parties than the relevant laws, regulations, decrees or provisions in effect on the date this Contract is signed (and the other Party is not materially and adversely affected thereby), the Parties shall promptly apply to receive the benefits of such Change or New Provision. The Parties shall use their best efforts to cause such application to be approved.

10.1.2	If, because of such Change or New Provision, the economic benefits of the Parties under this Contract are materially and adversely affected, directly or indirectly, then this Contract shall continue to be implemented in accordance with its original terms. If the adverse effect on the affected Party’s economic interests cannot be resolved pursuant hereto, upon notice by the affected Party to the other Party, the Parties shall consult promptly and make all such amendments to this Contract as are required to maintain the affected Party’s economic benefits hereunder.
10.2	Amendment

Amendments, modifications and supplements to this Contract must be made by a written agreement signed by each Party or its duly authorized representative(s).

10.3	No Assignment

The Pledgor shall not assign part or all of this Contract without Party A’s prior written consent.

10.4	Entire Agreement

Except as set forth in the following sentence and except for written amendments, supplements or modifications made after the execution of this Contract, this Contract constitutes the entire agreement between the Parties with respect to the subject matter of this Contract and supersede all prior negotiations, representations and contracts, either oral or written, in respect of the subject matter of this Contract.

10.5	Counterpart

This Contract shall be written in Chinese and English and executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument. The two language texts shall have equal validity and legal effect. Each Party acknowledges that it/he has reviewed both language texts of this Contract and that they are the same in all material respects.
10.6	Severability

In the event any one or more of the provisions contained in this Contract should be held under any law or regulation to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.7	Successors and Assigns

This Contract shall be binding on and inure to the benefit of the respective successors and permitted assigns of the Parties.

10.8	Survival
10.8.1	Any obligations arising under this Contract that are accrued or due prior to termination of this Contract shall survive such termination.

10.8.2	The provisions of Clauses 8, 9 and 10 shall survive the termination of this Contract.
10.9	Waiver

Any waiver of the terms and conditions of this Contract may be made by any Party if reduced to writing and signed by the Parties. A Party that in a particular situation waives it/his rights in respect of a breach of contract by the other Party shall not be deemed to have waived it/his rights against the other Party for a similar breach of contract in other situations.

10.10	Expenses

Party A shall bear any and all transfer and registration taxes, fees and expenses incurred by, or imposed on, either Party in connection with the preparation and execution of this Contract and the consummation of the transactions contemplated hereby according to any applicable law.

10.11	Remedies
10.11.1	The Parties acknowledge that damages may not be an adequate remedy for losses incurred by reason of a breach of this Contract. Each Party shall have the right to an injunction or other relief enjoining any breach of this Contract and enforcing specifically the terms and provisions hereof, and each Party hereby waives any and all defenses it/he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other relief. The existence of this right will not preclude a Party from pursuing any other rights or remedies that it/he may have under law.
10.11.2	The rights of each Party under this Contract are cumulative and in addition to all other rights or remedies that any Party may otherwise have under law.
10.12	Further Assurances

Each of the Parties agrees to expeditiously execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions and purposes of this Contract.

10.13	No Partnership, etc.

Except as expressly provided herein, nothing in this Contract shall constitute or be deemed to constitute a relationship of employer and employee, principal and agent or partnership between the Parties.
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IN WITNESS whereof this Contract has been signed by the Parties or their duly authorized representatives as a deed on the date first specified above.

Executed as a Deed by	)
REDGATE MEDIA (HK) LIMITED	)	[company seal]
in the presence of	)

Executed as a Deed by	)
JIN YUE	)	/s/ Jin Yue
in the presence of	)

Execution Copy
Appendix 1
POWER OF ATTORNEY FOR TRANSFER
TO BE EXECUTED BY THE PLEDGOR
Irrevocable Power of Attorney for Transfer of Equity Interest
          In consideration of the value obtained, the undersigned hereby sells, assigns and transfers the entire equity interest in registered in the name of the undersigned in the register of the shareholders of the said company to                     , and hereby irrevocably designates and appoints                      as his agent to, on her behalf, sign any document and perform any act necessary for the sale, assignment and transfer of the above equity interest recorded in the register of the shareholders of the above company.
Date:

Signatory:

     [                 ] (Chinese ID card number: [                 ])
Witness:

Name: